wejo

20th Sept 2021

Private & Confidential

Sarah Larner – EVP Strategy and Innovation

Delivered by email

Dear Sarah

Change to Contract of Employment

I am pleased to confirm that with effect from 1st September 2021 the following changes will be made to your terms of employment, as agreed in conversation with Den Power (CPO)

- Base Pay: £250,000 per annum
- Annual Bonus 75% of base (subject to the rules of the plan at any time)
- Notice Period: 6 Months
- Annual Leave: 30 days

Please confirm your acceptance of the above changes by signing and returning a copy of this letter.

Should you have any queries regarding this letter, please do not hesitate to contact me.

On behalf of Wejo, thank you for your ongoing commitment and contribution.

Yours sincerely

C.Delves

Claire Delves
HR Services Manager
(for and on behalf of wejo Ltd)

....

Acceptance

NAME Sarah Larner

Signature SLarner

CONFIDENTIAL